UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting material Pursuant to §240.14a-12

Mack-Cali Realty Corporation
(Name of Registrant as Specified In Its Charter)

BOW STREET LLC

BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP

A. AKIVA KATZ

HOWARD SHAINKER

ALAN R. BATKIN

FREDERIC CUMENAL

MARYANNE GILMARTIN

NORI GERARDO LIETZ

TAMMY K. JONES

MAHBOD NIA

HOWARD S. STERN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 6, 2020, Bow Street LLC issued the following press release and letter:

BOW STREET RELEASES PREVIOUSLY SENT LETTER TO MACK-CALI

LEAD INDEPENDENT DIRECTOR TO REFUTE MACK-CALI’S FALSE CLAIMS

NEW YORK – April 6, 2020 – Bow Street LLC (“Bow Street”) today released a letter sent on March 27, 2020 to Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI) Lead Independent Director Alan Bernikow. In this letter, Bow Street explicitly asked Mack-Cali to include independent directors Alan Batkin, Frederic Cumenal, MaryAnne Gilmartin and Nori Gerardo Lietz (the “2019 Elected Directors”) on the Company’s 2020 proxy card and offered to remove these directors from Bow Street’s 2020 slate. This offer was flatly rejected by the Company in a press release dated March 30, 2020.

Akiva Katz and Howard Shainker, Managing Partners of Bow Street said, “We are releasing this letter today because shareholders deserve to know the truth. As documented by the letter we sent Mr. Bernikow, our only intention is to ensure that the 2019 Elected Directors be fairly re-nominated. To be clear, the 2019 Elected Directors are all independent-minded, independent of Bow Street and have long, distinguished careers serving as strong fiduciaries and shareholder advocates. From our perspective, the proxy card on which they appear is a mere formality.

“Given the chicanery displayed by Mack-Cali the morning of last year’s Annual Meeting – when it forced four directors off of its Board to ensure that Chairman William Mack retained his board seat (in stark contrast to shareholders’ demands as illustrated by his 15% vote total) – our intention was to prevent such deceitful gamesmanship from occurring once again.”

The full text of the letter is attached and below.

Alan S. Bernikow

Nominating and Corporate Governance Committee

Mack-Cali Realty Corporation

Harborside 3

210 Hudson Street, Suite 400

Jersey City, NJ 07311

March 27, 2020

Alan:

I hope you and your family remain safe and well. Thanks for taking the time to speak with me last week – I very much hope we can find a way to work together. With respect to the concerns you expressed to me regarding the presence of current Company directors on the Bow Street slate, we would like to make a proposal that should accommodate everyone’s issues:

We understand that the Nominating and Governance Committee of Mack-Cali Realty Corporation (the “Company”) may be reluctant to include the four Bow Street nominees that were elected as Company directors at the Company’s 2019 Annual Meeting – Alan R. Batkin, Frederic Cumenal, MaryAnne Gilmartin and Nori Gerardo Lietz (“2019 Elected Directors”) – on the Company’s proxy card for the Company’s 2020 Annual Meeting, because the 2019 Elected Directors have already agreed to be included on Bow Street’s proxy card for the 2020 Annual Meeting. As you know, the Company’s bylaws required Bow Street to name its nominees for the 2020 Annual Meeting prior to the time that the Company was required to name its nominees, and accordingly Bow Street requested the 2019 Elected Directors to consent to being named in Bow Street’s proxy statement for the Company’s 2020 Annual Meeting, and nominated them in accordance with the Company’s bylaws, to ensure that they would be able to stand for re-election to the board.

The 2019 Elected Directors had the overwhelming support of the Company’s stockholders at the 2019 Annual Meeting, and we expect will have overwhelming support at the Company’s 2020 Annual Meeting. While we are comfortable with these directors appearing on both slates – that of Mack-Cali and Bow Street – we are also willing to accommodate any concerns in this regard. To be clear, our singular goal is to ensure that the 2019 Elected Directors be permitted to continue the work they have started on behalf of all of the Company’s stockholders. From our perspective (and that of shareholders), the proxy card on which they appear is a mere formality.

As such, Bow Street accordingly would be willing to remove the 2019 Elected Directors from its proxy statement and proxy card for the 2020 Annual Meeting, provided that the Company irrevocably agrees to include the 2019 Elected Directors as nominees in the Company’s proxy statement and proxy card for the 2020 Annual Meeting, and agrees to support the election of the 2019 Elected Directors in substantially the same manner as it supports the election of the Company’s other nominees (including, for the avoidance of doubt, recommending that the Company’s stockholders vote for the 2019 Elected Directors at the Company’s 2020 Annual Meeting).

Please let us know if this sensible approach is agreeable.

Sincerely,

Akiva Katz

Managing Partner

Bow Street LLC

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Certain Information Concerning the Participants

Bow Street Special Opportunities Fund XV, LP (“Bow Street Fund”) and the other Participants (as defined below) intend to file a proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2020 annual stockholders meeting (the “2020 Annual Meeting”) of Mack-Cali Realty Corporation, a Maryland corporation (“Mack-Cali” or the “Company”). Promptly after filing its definitive proxy statement with the SEC, the Company will mail such definitive proxy statement and a GOLD proxy card to each shareholder of the Company entitled to vote at the 2020 Annual Meeting.

The participants in the proxy solicitation are Bow Street Fund, Bow Street LLC (together with Bow Street Fund, “Bow Street”), A. Akiva Katz, Howard Shainker, Alan R. Batkin, Frederic Cumenal, MaryAnne Gilmartin, Nori Gerardo Lietz, Tammy K. Jones, Mahbod Nia, and Howard S. Stern (collectively, the “Participants”).

BOW STREET STRONGLY ADVISES ALL SHAREHOLDERS OF MACK-CALI TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP, C/O INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022 (CALL TOLL-FREE (888) 750-5834).

As of the date hereof, (i) Bow Street Fund directly owns 4,068,931 shares of common stock, par value $0.01 per share, of Mack-Cali (the “Common Stock”), including 1,000 shares held of record and 4,067,931 shares held in “street name.” Bow Street LLC, as the investment adviser to the Bow Street Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 4,068,931 shares of Common Stock (the “Bow Street Shares”) and, therefore, Bow Street LLC may be deemed to be the beneficial owner of all of the Bow Street Shares. By virtue of Messrs. Katz and Shainker’s positions as the managing partners of Bow Street LLC, Messrs. Katz and Shainker may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Bow Street Shares and, therefore, Messrs. Katz and Shainker may be deemed to be the beneficial owner of all of the Bow Street Shares. The Bow Street Shares collectively represent approximately 4.5% of the outstanding shares of Common Stock based on 90,595,470 shares of Common Stock outstanding as of February 24, 2020 as reported in Mack-Cali’s Annual Report on Form 10-K filed with the SEC on February 26, 2020. As of the date hereof, Mr. Batkin may be deemed to beneficially own an interest in 7,752.77 shares of Common Stock. As of the date hereof, Mr. Cumenal may be deemed to beneficially own an interest in 5,752.77 shares of Common Stock. As of the date hereof, Ms. Gerardo Lietz may be deemed to beneficially own an interest in 5,752.77 shares of Common Stock. As of the date hereof, Ms. Gilmartin may be deemed to beneficially own an interest in 4,269 shares of Common Stock. As of the date hereof, none of Ms. Jones and Messrs. Nia and Stern own beneficially or of record any shares of Common Stock.

Contacts

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833